UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 18, 2017

TEL OFFSHORE TRUST

(Exact name of registrant as specified in its charter)

Texas	000-6910	76-6004064
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

The Bank of New York Mellon Trust Company, N.A., Trustee Global Corporate Trust 919 Congress Avenue Austin, Texas (Address of principal executive offices)	78701 (Zip Code)

Registrant’s telephone number, including area code:   (512) 236-6599

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company                                              ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.       ☐

Item 1.01                   Entry into a Material Definitive Agreement.

The information contained in Item 8.01 regarding the Mediation Settlement Agreement (as therein defined) is hereby incorporated by referenced in this Item 1.01, as applicable.

Item 8.01                   Other Events.

As previously disclosed, on July 10, 2014, the trustees (the “Trustees”) of the Trust filed a Petition for Modification and Termination of the Trust with the Probate Court of Travis County, Texas (the “Court”).

The probate proceeding (the “Probate Proceeding”) was set for trial on January 15, 2016.  Prior to trial, Glenn M. Karisch, the attorney ad litem appointed by the Court (the “Ad Litem”) filed a Motion to Sever asking the Court to sever all matters related to the requested modification of the Trust and the sale of Trust assets into a separate cause to proceed to trial.  The Ad Litem also filed a Motion for Continuance requesting that the Court continue the trial of all remaining matters, including the Ad Litem’s request for an accounting and the issues concerning the termination of the Trust, to a later date (the “Remaining Matters”).  Prior to calling the case to trial, the Court granted the Ad Litem’s Motion to Sever and Motion for Continuance, severed the matters related to the modification of the Trust and the sale of Trust assets (“Severed Proceeding”), and continued the Remaining Matters to a later date.  The Severed Proceeding was assigned Cause No. C-1-PB-16-000096 and is styled In re TEL Offshore Trust.

The Severed Proceeding proceeded to trial before the Court on January 15, 2016.  At trial, the Court entered a final judgment (the “Final Judgment”) granting the Trustees’ request that the Trust Agreement be modified to permit the Trustees to direct the Partnership to sell the remaining overriding royalty interest held by the Partnership as soon as reasonably possible, notwithstanding any requirements of the Trust Agreement to the contrary.  As previously disclosed, on June 24, 2016 the TEL Offshore Trust Partnership (the “Partnership”) completed the sale of the Partnership’s remaining overriding royalty interest pursuant to the Final Judgment.

On August 17, 2016, the Ad Litem filed a Second Amended Answer and First Amended Counterclaim seeking an accounting and asserting, among other causes of action, that the Trustees have breached their fiduciary duties to the beneficiaries of the Trust.

The Remaining Matters were originally set for trial on November 7, 2016.  As previously disclosed, the Trustees filed a motion for continuance of the Remaining Matters and a hearing for such continuance occurred on September 14, 2016.  At the hearing, the Court granted the Trustees’ motion for continuance of the Remaining Matters and scheduled the trial for June 12, 2017.

On October 3, 2016, the trial judge realigned the parties, such that the Ad Litem is now the plaintiff and the Trustees are the defendants.  The Ad Litem then filed an Original Petition as Realigned Plaintiff (“Petition”) on October 10, 2016, and a First Amended Petition as Realigned Plaintiff (“Amended Petition”) on October 28, 2016, which continued to assert claims for breach of fiduciary duties and other claims against the Trustees on behalf of the beneficiaries.  Another unitholder named RNR Production Land and Cattle Co., Inc. (“RNR”) also filed its own Petition on October 28, 2016, which asserted similar claims against the Trustees as the Ad Litem had asserted.  Two other unitholders, Albert and Joyce Speisman (“Speismans”) also filed a counterclaim on November 15, 2016, adopting the claims of the Ad Litem’s Petition.  (The Ad Litem, RNR and Speismans are collectively referred to as the “Plaintiffs”).

On December 13, 2016, all parties in the Remaining Matters attended a mediation.  As a result of the mediation, the individual trustees, Gary C. Evans, Jeffrey S. Swanson, and Thomas H. Owen, Jr., and former trustee Daniel O. Conwill IV (collectively, “Individual Trustees”) agreed to a settlement of the Remaining Matters and a Settlement Agreement (the “Individual Trustees Settlement Agreement”) was entered into on January 17, 2017, among the Individual Trustees, the Ad Litem, RNR, and the Speismans.  On January 20, 2017, the Court approved the Individual Trustees Settlement Agreement and also signed the Final Judgment as to the Individual Trustees.  A summary of the Individual Trustees Settlement Agreement is included in the Current Report on Form 8-K filed by the Trust with the Securities and Exchange Commission (the “SEC”) on January 17, 2017.  A copy of the Order

Approving Settlement Agreement, which includes a copy of Individual Trustees Settlement Agreement, is filed as an exhibit to the Current Report on Form 8-K filed by the Trust with the SEC on January 27, 2017.

On December 30, 2016, the Court entered an order that The Bank of New York Mellon Trust Company, N.A. (the “Corporate Trustee”) had breached its fiduciary duties by paying itself compensation in violation of the TEL Offshore Trust Trust Agreement.  The Court further found that the breach was intentional and a clear and serious breach.

On April 18, 2017, the Corporate Trustee, the Ad Litem, RNR and the Speismans attended a mediation.  As a result of the mediation, and without admitting any liability or wrongdoing, the Corporate Trustee has agreed to a settlement of all claims asserted against the Corporate Trustee pursuant to a Mediation Settlement Agreement (the “Mediation Settlement Agreement”) that was signed April 18, 2017 among the Corporate Trustee, the Ad Litem, RNR and the Speismans.  While the Mediation Settlement Agreement is binding, it contemplates that the parties will enter into a formal compromise and settlement agreement (the “Final Settlement Agreement”) reflecting the terms of the Mediation Settlement Agreement and providing for dismissal with prejudice of the Remaining Matters.  The Mediation Settlement Agreement and final Settlement Agreement are conditioned upon Court approval and the release of the Corporate Trustee shall become effective upon the payment of the settlement amount described below.  A hearing has been set on May 15, 2017 before the Court to consider all pending motions, and it is expected that the Mediation Settlement Agreement, and any objections thereto, will be addressed by the Court at such hearing. Any unitholder may appear at the hearing and object to the terms of the Mediation Settlement Agreement.

The Mediation Settlement Agreement requires a payment by the Corporate Trustee of $4 million into the TEL Offshore Trust Qualified Settlement Fund (the “QSF”), established under Cause No. C-1-PB-17-000132 and styled In re TEL Offshore Trust Qualified Settlement Fund, within five business days after the approval of the settlement by the Court and the entry of a final judgment as to the Corporate Trustee (after expiration of the time for appeal and the exhaustion of all appeals).  The QSF is administered by a person previously appointed by the Court as administrator (“Administrator”).  The QSF will be used as the Court orders and approves, including the payment of the Plaintiffs’ attorneys’ fees and expenses, the fees and expenses of the Administrator, and the remainder, if any, distributed to unitholders and/or former unitholders of the Trust according to an agreement to be entered among the Plaintiffs allocating the proceeds of the QSF, subject to the approval of the Court.  The Mediation Settlement Agreement provides that the Plaintiffs and all current and former unitholders of the Trust who were served by publication and did not answer or appear in the Remaining Matters  release all claims against the Corporate Trustee, as well as counsel and insurers for the Corporate Trustee.  The Court has previously ruled that all damages payable by the Corporate Trustee shall be for the benefit of all unitholders, not just those who have sued in the Probate Proceeding.  The Mediation Settlement Agreement provides that the Corporate Trustee is settling all such claims and all such claims are released by virtue of the Mediation Settlement Agreement and the final judgment entered pursuant thereto.  The Corporate Trustee, in return, agrees to release all claims against the Ad Litem, RNR, the Speismans, and all current and former unit holders, as well as the counsel for any such persons except for any claims arising from any debts, extensions of credit by and between the Corporate Trustee unrelated to the Trust or the Probate Proceeding.  The proposed final judgment would dismiss all claims released in the Settlement.  The Mediation Settlement Agreement provides that the Corporate Trustee shall release any claims for the repayment of loans or other extensions of credit to the Trust by the Corporate Trustee or any affiliate thereof and further provides that the Corporate Trustee shall withdraw any application or claim for payment of funds out of the QSF or the segregated account maintained by the Trust.

The Mediation Settlement Agreement provides that the Corporate Trustee shall terminate the Trust.  Any such termination shall be done in a manner subject to the approval of the Court.  The foregoing is a summary of the Mediation Settlement Agreement and is qualified in its entirety by reference to the full text of the Mediation Settlement Agreement, a copy of which is filed as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.  A copy of the Mediation Settlement Agreement will also be available at a website containing all filed pleadings at www.andrewskurth.com/teloffshoretrust.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

99.1	Mediation Settlement Agreement dated April 18, 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TEL Offshore Trust

By: The Bank of New York Mellon Trust Company, N.A.,
as Trustee

Date: April 24, 2017	By:	/s/ Michael J. Ulrich
	Name:	Michael J. Ulrich
	Title:	Vice President and Trust Officer

Exhibit Index

Exhibit Number	Description

99.1	Mediation Settlement Agreement dated April 18, 2017